NOTE PURCHASE AGREEMENT

Dated as of July 5, 2019

This Note Purchase Agreement (the “Agreement”), dated as of the date first set forth above (the “Closing Date”) is entered into by and between Greenfield Farms Food, Inc., a Nevada (the “Company”) and More Capital, LLC, a Minnesota limited liability company (“Buyer”).

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

WHEREAS, the Company desires to issue and sell to the Buyer, upon the terms and conditions set forth in this Agreement, a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the aggregate principal amount of $215,000 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock, par value $0.001 per share, of the Company; and

WHEREAS, the Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the Note as set forth herein;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	Purchase and Sale of Note

(a)	Purchase of Note. On the Closing Date, the Company shall issue and sell to the Buyer and the Buyer agree to purchase the Note from the Company in the amount as is set forth immediately below the Buyer name on the signature pages hereto.

(b)	Form of Payment. On the Closing Date, (i) the Buyer shall pay $215,000 (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

(c)	Closing Date. The closing of the transactions set forth herein (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1

(d)	Use of Proceeds: The Company covenants and agrees that it shall utilize the Purchase Price as follows:

(i)	First, $15,000 of disbursements as set forth in the Note, which amount shall be disbursed on the Closing Date; and

(ii)	Second, for general corporate purposes.

2.	Buyer’s Representations and Warranties. Buyer represents and warrants to the Company that:

(a)	Corporate Existence and Power. Buyer is a limited liability company, duly organized and validly existing under the Laws of the State of Minnesota, and has the limited liability company power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

(b)	No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and all agreements and other documents executed by the Buyer in connection herewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Buyer’s organizational documents or applicable law. Buyer has taken all actions required by law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

(c)	Valid Obligation. This Agreement and all agreements and other documents executed by the Buyer in connection herewith constitute the valid and binding obligations of the Buyer, enforceable in accordance with its or their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (the “Enforceability Exceptions”).

(d)	Investment Purpose. Buyer is purchasing the Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(e)	Accredited Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

2

3.	Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

(a)	Corporate Existence and Power. The Company is a corporation, duly organized and validly existing under the laws of the State of Nevada, and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

(b)	No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and the Note and all agreements and other documents executed by the Buyer in connection herewith or therewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Buyer’s organizational documents or applicable law. Buyer has taken all actions required by law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and the Note and to consummate the transactions contemplated herein and therein.

(c)	Valid Obligation. This Agreement and the Note and all agreements and other documents executed by the Buyer in connection herewith constitute the valid and binding obligations of the Buyer, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions. The execution and delivery of this Agreement and the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required.

(d)	No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

(e)

Acknowledgment Regarding Buyer’s Purchase of Note. The Company acknowledges and agrees that Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Buyer’s purchase of the Note. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

3

(f)	No Disqualification Events. None of the Company, any of its predecessors, any Affiliated (as defined below) issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. For purposes hereof, an “Affiliate” means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. For the purposes of this definition, the term “controls,” “is controlled by” or “under common control with” means, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

(g)	Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3 and in addition to any other remedies available to Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

4.	COVENANTS.

(a)	Corporate Existence. The Company will, so long as Buyer beneficially owns any the Note, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

4

(b)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, in addition to any other remedies available to Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

5.	Governing Law; Miscellaneous.

(a)	Governing Law; Etc. Except in the case of the mandatory forum selection provisions below, which shall be governed and interpreted in accordance with Minnesota law, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or federal courts located in the state of Minnesota, County of Hennepin. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)	Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

5

(c)	Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d)	Entire Agreement; Amendments. This Agreement, the Note and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of Buyer.

(e)	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail with return receipt requested or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail with return receipt requested or facsimile, with accurate confirmation generated by the transmitting facsimile machine or computer, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Greenfield Farms Food, Inc.

Attn: Chief Executive Officer

5430 LBJ Freeway, Suite 1200

Dallas, Texas 75240

Email: cliff.rhee@ngen-tech.com

If to the Buyer:

More Capital, LLC

Attn: Mike Wruck

8995 Goldenrod Lane N Maple Grove, MN, 55369

Email: mikewruck@morecapitalllc.com

6

(f)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(g)	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h)	Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations in the Note, including advancement of expenses as they are incurred.

(i)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7

(k)	Indemnification. In consideration of Buyer’s execution and delivery of this Agreement and acquiring the Note hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Note, the Company shall defend, protect, indemnify and hold harmless Buyer and its members, partners, officers, managers, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note, or (iii) the status of Buyer or holder of the Note as an investor in the Company pursuant to the transactions contemplated by this Agreement and the Note. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(l)	Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement or the Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement or the Note, that Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and the Note and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(m)	Payment Set Aside. To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to the Note or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8

(n)	Failure or Indulgence Not Waiver. No failure or delay on the part of Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(o)	Independent Nature of Buyer’s Rights. Nothing contained herein or in any other document related to the transactions set forth in this Agreement, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute Buyer as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Buyer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement or the Note. Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Agreement or the Note, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(p)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the Closing Date.

Greenfield Farms Food, Inc.

By:	/s/ Clifford Rhee
Name:	Clifford Rhee
Title:	Chief Executive Officer

More Capital, LLC

By:	/s/ Mike Wruck
Name:	Mike Wruck
Title:	CEO

10

Exhibit A

Convertible Promissory Note

(Attached)

11